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                                                                    EXHIBIT 23.3


                         CONSENT OF DORSEY & WHITNEY LLP


Green Tree Lease Finance II, Inc.
1100 Landmark Towers
345 St. Peter Street
St. Paul, Minnesota 55102-1639

We hereby consent to the summary of our opinions under the heading "Risk Factors--Risks Related to Bankruptcy" in the Registration Statement on Form S-1 (Registration Nos. 333-85811 and 333-85811-01) of Green Tree Lease Finance II, Inc. and Conseco Finance Lease 2000-1, LLC and the related Prospectus.


                                       /s/ Dorsey & Whitney LLP


July 25, 2000